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                                                                 Exhibit 10.13

                                COMMERCIAL LEASE

      THIS LEASE, made the 30th day of June 1999, by and between "Landlord", Alan G. Dillard Jr., and "Tenant", Biotage a Div. of Dyax Corp.

                                   WITNESSETH:

      Landlord does hereby let and demise unto Tenant the hereinafter described space in the building located on 1028 River Road Charlottesville, Virginia 22902.

                          DESCRIPTION OF DEMISED SPACE:

      Street Address: 1028 River Road, Charlottesville, VA 22902. Consisting of 8,200 square feet +/-.

                                 TERM OF LEASE:

      The term of this lease shall be from 1st day of September 1999 to the 31st day of August 2001.

                            RENT AND ADDITIONAL RENT:

      The basic rent for the initial term:

            A.    First lease year, Fifty Eight Thousand Eight Hundred 00/100
            B.    Second lease year, Same

      The basic rent shall be payable each year in twelve equal monthly installments, payable in advance on the first day of each calendar month. September and October Rent due at Signing of Lease.

                                SECURITY DEPOSIT:

      Tenant agrees upon execution of this Lease Agreement by all parties that Tenant will remit to Landlord a sum of Four Thousand Nine Hundred Dollars as a security deposit. In the event of default by Tenant, Landlord may apply this deposit toward any unpaid rent or related charges due from the Tenant. No interest will be payable on the security deposit.

                             IMPROVEMENT BY TENANT:

      The Tenant shall have the right, from time to time, to make all such alterations and improvements to, and decoration of, the interior of the leased property as shall be reasonably necessary or appropriate for the conduct of Tenant's business therein, provided that prior to the commencement of any such alterations or improvements the Landlord shall in each case have approved them in writing. If within thirty (30) days after such plans are submitted by the Tenant to the Landlord for approval, Landlord shall not have given Tenant notice of disapproval, stating the reasons for such disapproval, such plans and specifications shall be considered approved by


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the Landlord. Any alteration, addition or improvement made by the Tenant after such consent shall be given, and any fixtures which are installed and would damage the building if removed, shall at the Landlord's option become the property of the Landlord upon the expiration or sooner termination of this Lease, provided, however, that the Landlord shall have the right to require the Tenant to remove such fixtures, at the Tenant's expense upon expiration or termination of this Lease, and return the property to its original condition.

                                 PERMITTED USE:

      The premises shall be occupied and used by Tenant for the following purposes and no others unless such other uses are approved by Landlord in writing, in advance.

                       a. Light Manufacturing and Storage.

      Tenant agrees not to use said premises, or permit the same or any part thereof to be used, for the purpose of storing any material or goods which might in any way prejudice the insurance on said premises or increase the fire hazard to a greater extent than that necessarily incident to the business for which the premises are leased as herein before set forth.

                            MAINTENANCE OF PREMISES:

      Tenant shall commit no act of waste and shall take good care of the premises and the fixtures and appurtenances therein, and shall in the use and occupancy of the premises, conform to all laws, orders and regulations of federal, state and municipal governments having jurisdiction. Tenant shall maintain the interior of said leased premises in good, safe and presentable condition during the term of the Lease and will surrender the premises in as good condition as they were at the beginning of the term, reasonable wear and tear, excepted. All of the property of Tenant remaining on the premises at the expiration of the Lease or any renewal thereof shall be conclusively deemed abandoned and may be removed, disposed of or stored by the Landlord at Tenant's expense. Tenant shall reimburse the Landlord for the cost of such removal and disposition, including the cost of storage. Landlord shall be responsible for maintenance and replacement of all mechanical, electrical and plumbing systems, and for the maintenance of the exterior of the leased premises. Tenant agrees to provide preventative maintenance for the HVAC equipment by contracting a local HVAC service company. Landlord's air compressor will remain on site and be available for Tenant use. All service required to maintain air compressor in working order will be the responsibility of Tenant.

                           ASSIGNMENT AND SUBLETTING:

      A. Tenant shall have right to sublet part of the premises with the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

                                    SERVICES:

      The Tenant will pay the cost of utilities.

      Tenant shall be responsible for arranging for and paying for janitorial service, trash removal, and exterminating services for the leased premises.


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                                   INSURANCE:

      Landlord will provide hazard insurance covering the improvements on the property with coverage equal to the replacement value of the improvements and general liability covering the common areas.

      The Tenant shall be responsible for obtaining, at his expense, insurance coverage for the Tenant's personal property stored or used on the premises. No such coverage will be provided by the Landlord. Tenant shall maintain in force at all times, at his expense, general liability coverage insurance covering the leased premises, with limits of at least of $500,000/$1,000,000, naming Landlord as an additional insured under the policy.

      Landlord and Tenant shall upon the other party's request, furnish certificates of insurance to the other party for insurance required by this paragraph.

                                  FIRE CLAUSE:

      In the event that the leased premises shall be destroyed or damaged to such an extent by fire or other casualty, that they are rendered untenantable, the Landlord shall have the right to render said premises tenantable by repairs within ninety (90) days therefrom. During any period of untenantability, the rent shall not abate. However, if upon the expiration of ninety (90) days from the date of the incident causing the damage to the leased premises have not been made habitable by Landlord, either party shall upon written notice to the other, have the right to terminate this Lease as of the date of such event, and any rent paid for periods thereafter shall be refunded to the Tenant. In the event of loss or damage to the premises, each party shall look first to any insurance in his favor before making any claim against the other party and to the extent possible without additional cost, each party shall obtain for each policy of hazard insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance.

                                  RISK OF LOSS:

      The risk of loss to Tenant's property used or stored upon the leased premises shall be solely upon the Tenant except for misconduct or gross negligence by Landlord or Landlord's agents.

                                 SUBORDINATION:

      This Lease shall be subject to and subordinate to the lien of any mortgage, deed of trust, or other encumbrance now existing or hereinafter placed upon the premises by the Landlord and Tenant hereby agrees to execute upon the request of Landlord, any and all instruments necessary to effect such subordination.

                         ADDITIONAL COVENANTS BY TENANT:

      Tenant shall, at all times, during the term of this Lease, and any renewals thereof, operate a business on the leased premises and shall not at any time, display on the premises any sign announcing that the business is moving to a new location, is going out of business, of that the

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business is being liquidated or is in bankruptcy, or any similar sign indicating that the Tenant is ceasing to do business at the leased premises.

                                    DEFAULT:

      Tenant shall be in default of this Lease if:

      A. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of fifteen (15) days after written notice thereof by Landlord to Tenant.
      B. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than described in Subsection A above), where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty
            (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

      In the event of Tenant's default, Landlord shall, in addition to all of the remedies available at law, be entitled to re-enter the premises, make such repairs and renovations as Landlord in its sole discretion, deems appropriate, and re-lease the premises to any other party on such terms and conditions as Landlord, in its sole discretion, deems just and appropriate. The proceeds of such lease, after payment of Landlord's expenses of renovation, repair and leasing of the premises, shall be applied to Tenant's account. Landlord shall be entitled to recover the rent provided for the full lease term, offset only by rent actually received or by the reasonable rental value of any portion of the leased premises which are actually occupied by the Landlord for any portion of the lease term.

      The occurrence of any one or more of the following constitutes a default by Landlord under this Lease:

      A. If Landlord shall default in the payment when due of any moneys required to be paid by Landlord under this Lease, and such default shall continue for a period of thirty (30) days after written notice by Tenant to Landlord to such default.

      B. If Landlord shall default in the performance of any obligation of this Lease on Landlord's part to be performed and Landlord shall fail to remedy such default within thirty (30) days after written notice by Tenant to Landlord, or is such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days if Landlord shall not (I) promptly upon the giving by Tenant of such notice, advise Tenant of Landlord's intention to institute all steps reasonably necessary to remedy such situation, and (II) promptly institute and thereafter diligently pursue all steps reasonably necessary to remedy the same.

      If a default by Landlord occurs, Tenant shall have all rights and remedies available at law or in equity, including the right to set off against any amounts due from Tenant to Landlord, the amounts required to cure any default on the part of Landlord.


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                               ENTRY BY LANDLORD:

      Landlord may, but shall not be obligated to, enter the demised premises at any reasonable time during normal business hours, on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purposes of inspection or the making of such repairs, replacements and addition as are necessary or desirable.

                             CONSTRUCTIVE EVICTION:

      Tenant shall not be entitled to claim a constructive eviction from the premises unless Tenant shall have first notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed within a reasonable time after receipt of notice to remedy such conditions.

                           LANDLORD MAY SHOW PREMISES:

      Landlord may show the premises to prospective purchasers and mortgagees at a reasonable time, and during the four months prior to expiration and upon notice of termination of the Lease, to prospective tenants, during business hours and upon reasonable notice to Tenant.

      Landlord agrees that any sale by Landlord of the demised premises shall be subject to the terms and provisions of this Lease, and that in the event of any sale of the Leased Property by Landlord, the purchaser, at such sale or any subsequent sale of the demised premises shall be deemed, without further agreement between the parties of their successors in the interest, or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

                                QUIET POSSESSION:

      Landlord covenants that if and so long as Tenant pays the rent and additional rent and perform the covenants hereof, Tenant shall peaceably and quietly have, hold and enjoy the premises for the term herein provided, subject to the provisions of this Lease.

                               COVENANT OF LEASE:

      A. Tenant shall not make, or permit to be made, disturbing noise or interfere with any other businesses operating in the area.

                               ACTS OF INSOLVENCY:

      In the event that the Tenant or any of its guarantors, shall file in any court a petition of bankruptcy or insolvency or for reorganization or for a creditors arrangement under any section or sections of the United States Bankruptcy or any other statute or if a receiver or trustee shall be appointed for all or a portion of the Tenant's property or if the Tenant or any of its guarantors shall make an assignment of its asserts for the benefit of creditors, then this Lease shall, at the discretion of the Landlord, immediately terminate and this Lease shall not be treated as an asset to the Tenant's estate or the Landlord may terminate the Tenant's right to occupancy of the


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premises and re-enter the premises, thereby retaining all of his rights and remedies against the Tenant.

                                  NOTIFICATION:

      All notices are to be sent to the following:

To Landlord: Alan G. Dillard Jr.
             1000 River Road
             Charlottesville, VA 22901

To Tenant:   Biotage
             1500 Avon Street Extd.
             Charlottesville, VA 22901

                                  MODIFICATION:

      This Lease may be terminated, modified, or otherwise changed only by written agreement signed by the Tenant and the Landlord.

WITNESS the following signatures and seals:

LANDLORD:                                    ALAN G. DILLARD, JR.

                                             By: /s/ Alan G. Dillard, Jr.
------------------------------                  ------------------------------
            Date

TENANT:                                      BIOTAGE A DIV. OF DYAX CORP.

                                             By: /s/ David Patteson
------------------------------                  ------------------------------
            Date

Tenant shall have a first right of refusal to extend the lease with 90 days' advance notice prior to the end of the term of the Lease.

Provided that Rent shall increase annually by three percent (3%) beginning upon completion of the initial term of this Lease.


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